UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2022

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Julie Cherrington, Ph.D. from Board of Directors; Appointment of Elaine J. Heron, Ph.D.

On August 23, 2022, Julie Cherrington, Ph.D. resigned from the Board of Directors (the “Board”) of Vaxart, Inc. (the “Company”) and any committees of the Board, effective August 25, 2022.

Following such resignation and following a recommendation by the Nominating and Governance Committee of the Board, on August 25, 2022, the Board appointed Elaine J. Heron, Ph.D., to serve on the Board to fill the vacancy caused by Dr. Cherrington’s resignation, until Dr. Heron’s successor is elected and qualified, or sooner in the event of her death, resignation or removal. The Board has determined that Dr. Heron meets the requirements for independence under the applicable listing standards of The Nasdaq Stock Market LLC and the Securities Exchange Act of 1934, as amended. Dr. Heron was also appointed as a member of the Audit Committee of the Board and the Science and Technology Committee of the Board (the “Science and Technology Committee”).

Elaine J. Heron, Ph.D. has served on the board of directors of BioMarin Pharmaceutical Inc. (Nasdaq: BMRN) since July 2002 and serves as the Chair of that board’s corporate governance and nominating committee. From February 2009 to October 2015, Dr. Heron served as Chair and CEO of Amplyx Pharmaceuticals, Inc., a private drug development company acquired by Pfizer, Inc. in April 2021. She currently serves on the boards of Palvella Therapeutics, Inc., a private clinical-stage therapeutics company, Visgenx, Inc., a private early-stage therapeutics company, and Watershed Medical, Inc., a private early-stage therapeutics company. She is also an advisor to Kyto Technology and Life Science, Inc. (OTCQB: KBPH). From July 2001 to October 2008, Dr. Heron was Chair and CEO of Labcyte Inc., a private biotechnology company. Before joining Labcyte Inc., she spent six years in positions of increasing responsibility at the Applied Biosystems Group of Applera Corporation, a biotechnology company, including the position of General Manager and Vice President of Sales and Marketing. Dr. Heron earned a B.S. in chemistry with highest distinction and a Ph.D. in analytical biochemistry from Purdue University and an M.B.A. from Pepperdine University.

Dr. Heron will be entitled to receive cash and equity compensation for her service on the Board and committees thereof in the standard amounts previously approved by the Board and as set forth in the Vaxart, Inc. Non-Employee Director Compensation Program.

Dr. Heron also entered into the Company’s standard form of indemnification agreement, the form of which is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-35285), filed with the U.S. Securities and Exchange Commission on February 20, 2018.

There are no arrangements or understandings between Dr. Heron and any other persons, pursuant to which she was appointed as a member of the Board. There are no family relationships between Dr. Heron and any of the Company’s directors or executive officers. Dr. Heron is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Other Committee Appointments

On August 25, 2022, the Board also appointed (i) Michael J. Finney, Ph.D. as Chairperson of the Science and Technology Committee to fill the vacancy caused by Dr. Cherrington’s resignation from the Science and Technology Committee and (ii) W. Mark Watson as a member of the Compensation Committee, to fill the vacancy caused by Dr. Cherrington’s resignation from the Compensation Committee, each to serve in such respective capacity until his successor is duly appointed, or sooner in the event of his death, resignation or removal.

Item 7.01.         Regulation FD Disclosure.

On August 25, 2022, the Company issued a press release announcing the appointment of Dr. Heron as a member of the Board and the resignation of Dr. Cherrington from the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, and Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit         Description

99.1              Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAXART, INC.

Dated: August 25, 2022
	By:	/s/ Andrei Floroiu
Andrei Floroiu
Chief Executive Officer